EVERY SHAREHOLDER'S VOTE IS IMPORTANT

PROXY	PROXY

SPECIAL MEETING OF SHAREHOLDERS OF THE
[OLSTEIN ALL CAP VALUE FUND/OLSTEIN STRATEGIC OPPORTUNITIES FUND]

August [  ], 2018

The undersigned hereby revokes all previous proxies for his/her shares and appoints __________, __________ and _________, and each of them, proxies of the undersigned with full power of substitution to vote all shares of the [Olstein All Cap Value Fund/Olstein Strategic Opportunities Fund]( the “Olstein Fund”) that the undersigned is entitled to vote at the Olstein Fund’s meeting to be held at 4 Manhattanville Road, Purchase, New York 10577, on August [  ], 2018 at 10:00 a.m., Eastern Time, including any adjournments thereof (the “Meeting”), upon such business as may properly be brought before the Meeting.

This proxy is solicited on behalf of the Board of Trustees of the Olstein Funds (the “Trust”) on behalf of the Olstein Fund. It will be voted as specified. If no specification is made, this proxy shall be voted FOR the Proposal regarding the reorganization of the Olstein Fund pursuant to the Agreement and Plan of Reorganization between the Trust, on behalf of the Olstein Fund and Managed Portfolio Series, on behalf of the [Olstein All Cap Value Fund/Olstein Strategic Opportunities Fund] a newly created mutual fund within Managed Portfolio Series. If any other matters properly come before the Meeting to be voted on, the proxy holders will vote, act and consent on those matters in accordance with the views of management.

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY. PLEASE SIGN AND DATE ON THE REVERSE SIDE.

You are urged to date and sign this proxy and return it promptly. This will save the expense of follow-up letters to shareholders who have not responded.

Please detach at perforation before mailing.
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(Continued on the other side)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.
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THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF PROPOSAL 1.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:  [X]

1.   To approve an Agreement and Plan of Reorganization between The Olstein Funds and Managed Portfolio Series which provides for the reorganization of the [Olstein All Cap Value Fund/Olstein Strategic Opportunities Fund] into a newly created mutual fund within Managed Portfolio Series which is also called the [Olstein All Cap Value Fund/Olstein Strategic Opportunities Fund.]
FOR AGAINST ABSTAIN [ ] [ ] [ ]

VOTE VIA THE INTERNET:  www._______
VOTE VIA THE TELEPHONE: 1-800-________
CONTROL NUMBER: [______]

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, your title or capacity should be stated. If shares are held jointly, one or more joint owners should sign personally.

___________________________________
Signature
_______________________________ 2016
Dated

IMPORTANT: PLEASE SEND IN YOUR PROXY TODAY.
PLEASE SIGN AND PROMPTLY RETURN IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS
REQUIRED IF MAILED IN THE U.S.